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                                                                    Exhibit 11.1

                             REN CORPORATION - USA

                Statement re: Computation of Earnings Per Share

                                                                                 Three Months Ended
                                                                                 ------------------
                                                                                       March 31
                                                                            ----------------------------
                                                                                 1995            1994
                                                                                 ----            ----
Primary (1):
        Average shares outstanding                                            18,915,924      18,809,478
        Net effect of dilutive convertible debt, stock
        options and warrants, and shares issuable
        upon the conversion of certain promissory
        notes                                                                    100,078          48,282
                                                                            ------------     -----------

                 Weighted Average common shares
                 and common share equivalents                                 19,016,002      18,587,760
                                                                            ============     ===========

Net income                                                                  $  2,872,930     $ 1,238,466
                                                                            ============     ===========
                 Net income per common share
                 and common share equivalent                                $       0.15     $      0.07
                                                                            ============     ===========





(1) There is no difference between primary and fully diluted earnings per share.





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